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                                                                     EXHIBIT 5.1



                                 June 14, 2001


The Shaw Group Inc.
8545 United Plaza Boulevard
Baton Rouge, LA 70809

     Re:  The Shaw Group Inc. -- Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Louisiana counsel to The Shaw Group Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on June 14, 2001, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offering for resale of $790,000,000 aggregate principal amount at maturity of the Company's Liquid Yield Option(TM) Notes (the "LYONs") due 2021 and an indeterminate number of shares of the Company's no par value common stock (the "Common Stock") as may be issued upon conversion of the LYONs.

     We have examined an executed copy of the Indenture dated as of May 1, 2001 (the "Indenture") between the Company and United States Trust Company of New York (the "Trustee") and the three global certificates representing the LYONs. We have also examined the originals, or copies certified or otherwise identified to our satisfaction of the Restatement of the Articles of Incorporation of the Company, as amended, its By-Laws, as amended and restated, resolutions of its Board of Directors and committees thereof, certificates of public officials, certificates of officers of the Company or its subsidiaries and such other certificates, documents and corporate records as we have deemed relevant and necessary as the basis for the opinions expressed herein. In our examination of the aforementioned, we have assumed without investigation the authenticity of the originals of such documents and the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of natural persons and the accuracy of the statement contained in such certificates. Based upon the foregoing and in reliance thereon, and after examination of such matters of laws as we deem applicable or relevant hereto, and subject to the other assumptions and qualifications below, it is our opinion that:

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The Shaw Group, Inc.
June 14, 2001
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         1.  The Company is duly incorporated under the laws of the State of
Louisiana and is validly existing and in good standing under the laws of that State.

         2. The LYONs have been duly authorized and executed by the Company and assuming the due authentication by the Trustee and delivery by the Company against payment therefor in accordance with the Indenture, will have been duly delivered by the Company.

         3. The shares of Common Stock that may be issued upon the conversion of the LYONs are duly and validly authorized, have been duly reserved for issuance upon the conversion of the LYONs and, when the conversion of the LYONs into shares of Common Stock complies in all respects with the terms of the Notes and the Indenture, the Common Stock, when issued upon conversion of the LYONs, will be duly and validly issued, fully paid and non-assessable.

         We have relied for purposes of the opinion set forth in Paragraph 1, with respect to the valid existence and good standing of the Company, solely on a Certificate of Good Standing issued by the Louisiana Secretary of State dated June 6, 2001. We have assumed without inquiry that no events have occurred since the date of such certificate that would cause such certificate to be incorrect as of the date hereof.

         We are members of the bar of the State of Louisiana and we express no opinion as to the laws of any jurisdiction other than those of the State of Louisiana and the United States of America.

         We hereby expressly consent to the reference to our firm in the prospectus and each related prospectus supplement forming a part of the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the Rules and Regulations thereunder.


                                    Very truly yours,


                                    /s/ KANTROW, SPAHT, WEAVER & BLITZER
                                        (A PROFESSIONAL LAW CORPORATION)